SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

May 20, 2005 (May 16, 2005)
Date of Report (Date of earliest event reported)

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	000-28782 (Commission File Number)	93-0979187 (IRS Employer Identification Number)

157 Technology Drive Irvine, California (Address of principal executive offices)		92618 (Zip Code)

(949) 788-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.

     On May 16, 2005, we entered into a License Agreement (“Agreement”) with Dr. Robert E. Bases (“Dr. Bases”), the inventor of a method of treating cancer of the central nervous system through the administration of lucanthone and radiation, whereby we acquired worldwide exclusive rights to develop and commercialize a product based upon his invention.

     Under the terms of the Agreement, we will make a small upfront payment to Dr. Bases. In addition, Dr. Bases is eligible to receive additional periodic payments, a payment upon achievement of a certain regulatory milestone and royalties on potential net sales, if any. The Agreement also contains provisions covering the development of a product based upon Dr. Bases’ invention, the maintenance and prosecution of patents and customary indemnification. The Agreement and press release are attached to this report as Exhibits 10.1 and 99.1 respectively and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibits:	Description of Document
10.1*	License Agreement, dated May 16, 2005, by and between the Registrant and Dr. Robert Bases

99.1	Press Release dated May 17, 2005

* Confidential portions omitted and filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities and Exchange Act of 1934, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2005

SPECTRUM PHARMACEUTICALS, INC.

By:	/s/ Shyam K. Kumaria

Name: Shyam K. Kumaria

EXHIBIT INDEX

Exhibits:	Description of Document
10.1*	License Agreement, dated May 16, 2005, by and between the Registrant and Dr. Robert Bases

99.1	Press Release dated May 17, 2005

* Confidential portions omitted and filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities and Exchange Act of 1934, as amended.